UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2025

Arrowhead Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38042	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
177 E. Colorado Blvd, Suite 700, Pasadena, CA 91105
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code : (626) 304-3400

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARWR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Douglas Ingram as a Director

On February 5, 2025, the Board of Directors of Arrowhead Pharmaceuticals, Inc. (the “Company”) appointed Douglas Ingram as a director of the Company, effective February 6, 2025. Mr. Ingram’s appointment was pursuant to the Investor Rights Agreement between the Company and Sarepta Therapeutics, Inc. (“Sarepta”), dated November 25, 2024.

Mr. Ingram has served as the President and Chief Executive Officer of Sarepta, a biopharmaceutical company for rare diseases, since June, 2017. He currently serves as a non-executive director of Relay Therapeutics. Prior to joining Sarepta, Mr. Ingram served as a Chief Executive Officer, President and Director of Chase Pharmaceuticals Corporation, a clinical-stage biopharmaceutical company from December 2015 until November 2016. Prior to joining Chase Pharmaceuticals, Mr. Ingram served as the President of Allergan, Inc., a pharmaceutical company, from July 2013 until it was acquired by Actavis in early 2015. At Allergan, he also served as President, Europe, Africa and Middle East from August 2010 to June 2013, and Executive Vice President, Chief Administrative Officer, and Secretary from October 2006 to July 2010, where he led Allergan’s Global Legal Affairs, Compliance, Internal Audit and Internal Controls, Human Resources, Regulatory Affairs and Safety, and Global Corporate Affairs and Public Relations departments. Mr. Ingram also served as General Counsel of Allergan from January 2001 to June 2009 and as Secretary and Chief Ethics Officer from July 2001 to July 2010. With the acquisition of Allergan by Actavis, Mr. Ingram consulted as a special advisor to the Chief Executive Officer of Actavis. Mr. Ingram received his J.D. from the University of Arizona and his Bachelor of Science degree from Arizona State University.

Mr. Ingram will receive standard compensation and equity awards available to non-employee directors of the Company. The Company’s non-employee director compensation program is described in the “Director Compensation” section of the Company’s definitive Proxy Statement filed with the SEC on January 29, 2025. In addition, in connection with his appointment, Mr. Ingram shall receive a sign-on grant of restricted stock units valued at $771,200. These restricted stock units are scheduled to vest over three years.

There are no family relationships between Mr. Ingram and any of the Company’s directors or executive officers and, except as described below, Mr. Ingram does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

As noted above, Mr. Ingram currently serves as the President and Chief Executive Officer of Sarepta, and is also a member of its board of directors. As previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 (the “2024 Form 10-K”), the Company entered into an Exclusive License and Collaboration Agreement (the “Collaboration Agreement”) with Sarepta for the co-development and commercialization of multiple clinical and preclinical programs on November 25, 2024. In connection with the Collaboration Agreement, the Company also entered into a Stock Purchase Agreement (the “Stock Purchase Agreement” and, together with the Collaboration Agreement, the “Agreements”) with an affiliate of Sarepta for a private placement of shares of common stock of the Company. For additional information on the Agreements, see “Item 9B. Other Information,” under the heading “(a) License and Collaboration Agreement,” of Part II of the 2024 Form 10-K. As a result of the closing of the Agreements on February 7, 2025, Mr. Ingram is not considered an independent director under the Nasdaq Listing Rules.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: February 7, 2025

ARROWHEAD PHARMACEUTICALS, INC.

By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer